june 2013

Introduction to Structured Investments

summary

Just as stocks and bonds serve as essential components at the foundation of a diversified financial portfolio, structured investments may be added to an investor's holdings to address a particular investment objective within an overall investment plan.

  A flexible and evolving segment of the capital markets, structured investments typically combine a debt security or certificate of deposit (CD)
with exposure to other underlying asset classes (such as equities, commodities, currencies or interest rates) to create a way for investors to express a market view (bullish, bearish or market neutral), complement an investment objective
(conservative, moderate or aggressive), hedge an existing position or gain exposure to a variety of underlying asset classes.
  Your Morgan[]Stanley Financial Advisor can provide you with detailed information about specific structured investments and how these vehicles may help you accomplish your financial goals.

table of contents

2      Anatomy of Structured Investments
3      Structured Investment Categories
4      Overview   of Market-Linked Notes, FDIC Insured Market-Linked Deposits and
       Partial Principal at Risk Securities
5      Overview  of Enhanced Yield Investments
6      Overview of Leveraged  Performance Investments
7      Overview of Access Investments
8      Structured   Investments  and Your Portfolio
9      Additional   Resources and Risk Considerations

Free Writing Prospectus Registration Statement No. 333-178081 Dated June 28,
2013 Filed Pursuant To Rule 433

This is not a research report and was not prepared by the research departments of Morgan[]Stanley and Co. LLC or Morgan[]Stanley Smith[]Barney LLC. It[]was
prepared by Morgan[]Stanley Wealth Management sales, trading or other nonresearch personnel. Past performance is not necessarily a guide to future performance. Please see additional important risk considerations, information and qualifications at the end of this material.

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introduction to structured investments

Anatomy of Structured Investments

Structured investments usually combine a debt security with exposure linked to the performance of an underlying asset, such as equities, interest rates, commodities or currencies. In some instances, exposure can be linked to two or more underlying assets, which are often referred to as hybrid offerings or derivative investments. Structured investments are typically originated and offered by investment banks and come in a variety of forms, the most common being senior unsecured notes of the issuer. They can also come in the form of
CD bank deposits, and their principal (but not unrealized gains) is insured up to applicable limits by the Federal Deposit Insurance Corp. (FDIC), an independent agency of the U.S. government. structured investment markets. The
Morgan[]Stanley Wealth Management Structured Investments team distributes a wide range of structured investment products that can be linked to a variety of asset classes as seen on table 1.
  In general, the key characteristics of a structured investment are: Fixed
Term. All structured investments have a specified maturity date or term, as short as three to six months or as long as 15 to 20 years. Investors should consider the maturity of the offering based on their own view of the markets and their anticipated future income and liquidity needs.
  Formula-Based Returns. Structured investment returns are based on specific formulas that are tailored to a particular market outlook or market view.
Investors knowfromtheoutsethowtheperformance of the underlying asset will determine their potential return or potential loss, provided that the investment is held until maturity. If sold prior to maturity in the secondary market, the value of the securities could be significantly less than the initial investment.

  Potential to Generate Outperformance. Structured investments can be designed to potentially generate returns in excess of a specific benchmark within a range of performance. Outperformance strategies, however, are subject to significant risk of loss of principal.
  Credit Risk. All payments on structured investment products, including the payment of par at maturity (where provided for by the terms or the product), are subject to the issuer's credit risk.
  Some structured investment products may be structured to pay at least par, or a percentage of par, at maturity. However, many products do not guarantee the repayment of par and therefore expose investors to the potential loss of some or all of their principal. All these products are subject to the issuer's credit risk. In addition, selling structured investment products prior to maturity may result in a loss.
  Please see the risk factors in Additional Resources and Risk Considerations on page 9 of this brochure.

Table 1
Asset Class Examples
A single stock, a basket of stocks, an exchange- Equities traded fund or an index London Interbank Offered Rate (LIBOR),constant Interest Rates maturity swap rates or an inflation index Metals, grains, oil, a commodity basket
Commodities or a commodity index

Currencies A single currency or a basket of currencies

This material was not prepared by the research departments of Morgan[]Stanley and
Co. LLC or Morgan[]Stanley Smith[]Barney LLC. Please refer to important risk considerations, information and qualifications at the end of this material.

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morgan stanley 2013

Structured Investment Categories

Morgan Stanley Wealth Management Structured Investment products can be divided into five basic categories, each offering structural characteristics designed to help investors realize specific financial objectives.

The five major structured investment strategies are:

- Market-Linked Notes and Market-Linked Deposits
- Partial Principal at Risk Securities
- Leveraged Performance Investments
- Enhanced Yield Investments
- Access Investments

Risk-Return Spectrum



More aggressive, higher risk level and higher potential return
Enhanced Yield*
Leveraged Performance
Bull PLUS℠
Buffered PLUS℠
Bear PLUS℠
Partial Principal at Risk Securities
Market-Linked Notes
Market-Linked Deposits
Access
More conservative, lower risk level and lower potential return

* Enhanced Yield Structured Investments are often linked to a single stock, which increases risk in the underlying asset. However, some Enhanced Yield structures can pay par at maturity, which results in lower risk to the principal amount invested. Depending on the features of a particular offering, Enhanced Yield and Leveraged Performance offerings are often equally as aggressive, as compared to Partial Principal at Risk Securities, Market-Linked Deposits and Market-Linked Notes.

MORGAN STANLEY | 2013 3

introduction to structured investments

Overview of Market-Linked Notes, FDIC Insured Market-Linked Deposits and
Partial Principal at Risk Securities

M[](arket-linked notes provide inves-) tors with the return of principal at maturity, subject to the credit risk of the issuer. Depending on the structure of the investment, they may offer the opportunity to participate in gains generated from the underlying asset. Market-linked notes are typically issued in note form and investors will be subject to the credit risk of the issuer.
Market-linked notes are not insured by the FDIC.
  Market-linked deposits provide investors with the return of principal at maturity, subject to the credit risk of the issuer and FDIC insurance limits.
Depending on the structure of the investment, they may offer the opportunity to participate in gains generated from the underlying asset. Market-linked deposits take the form of CDs, which are bank deposits, and their principal is insured up to applicable limits by the FDIC.
  Partial principal at risk securities return between 90% and 99% of the initial principal investment at maturity, subject to the credit risk of the issuer. They may offer higher potential returns than market-linked notes, but there is a higher risk of nonpay-ment of principal at maturity. Partial principal at risk securities are issued

in note form and are not insured by Market-linked notes, market-linked the
FDIC. Investors are subject to the deposits and partial principal at risk credit risk of the issuer. securities generally do not pay interest.

This material was not prepared by the research departments of Morgan[]Stanley and
Co. LLC or Morgan[]Stanley Smith[]Barney LLC. Please refer to important risk considerations, information and qualifications at the end of this material.

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morgan stanley[] |[] 2013

Instead, they offer the potential for the investor to earn a supplemental payment at maturity based upon the performance of the underlying asset. They may also include a cap or other feature that limits the potential return at maturity. Alternatively, certain market-linked deposits, market-linked notes and partial principal at risk securities may allow for potential periodic payments in lieu of providing the opportunity to receive a return in excess of par at maturity.
  Market-linked investments and partial principal at risk securities may be appropriate for investors who: [][]are willing to forgo a fixed coupon and potentially have no return, or up to 10% loss in the case of partial principal at risk securities, in exchange for potentially higher returns through exposure to an underlying asset; [][]have a less aggressive investment strategy or want to manage overall principal at risk; [][]are looking to preserve their initial investment at maturity, with the potential for some capital appreciation. An investor in partial principal at risk securities may only preserve between 90%
and 99% of the initial investment at maturity; and [][]are willing to take issuer credit risk.
  Market-linked investments and partial principal at risk securities may not be appropriate for investors who: [][]want to avoid exposure to the credit risk of issuers of structured notes; [][]want to receive interest or dividend payments;
[][]do not want their returns to be capped. Some, but not all, market-linked notes specify a maximum payment at maturity; [][]are wary of the possibility of receiving below-market returns as compared with ordinary debt from the same issuer; or [][]are looking for investments with liquid secondary markets.

Overview of Enhanced Yield Investments

    nhanced yield investments encom- E[]pass a variety of products that may provide current income derived from taking a view on an underlying asset.  In exchange for the potential to earn above-market  annualized yields, in- vestors may be exposed to the risk of a complete loss of principal.
  Enhanced yield investments may be appropriate for investors who: [][] are willing to risk the loss of some or all of their principal in return for an above-market  periodic yield, which in some cases may be contingent and therefore is also at risk;

[][] have a neutral to moderately bull- ish view on the underlying asset; and
[][] are willing to forgo returns based on any appreciation of the underly- ing asset.
  Enhanced yield investments may not be appropriate for investors who: [][]
want  to avoid exposure to the credit risk of issuers of structured
investments; [][]desire   regular periodic payments;  [][] need  a guaranteed
payment at maturity; or [][] want to participate in appreciation of the underlying asset.

This material was not prepared by the research departments of Morgan[]Stanley and
Co. LLC or Morgan[]Stanley Smith[]Barney LLC. Please refer to important risk considerations, information and qualifications at the end of this material.

morgan stanley[] |[] 2013[]
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introduction to structured investments

Overview of Leveraged Performance Investments

    everaged performance securities L[]attempt to capture enhanced returns relative to an underlying asset's actual return, within a range of performance, and are typically subject to a cap.  In exchange for the potential to achieve excess returns within the defined range, most leveraged performance securities expose the investor to a potential loss of some or their entire principal.
  Leveraged performance investments may be appropriate for investors who: [][]
are interested in generating returns beyond those available in moderately rising or range-bound  markets;  [][] can  take on full or partial downside risk and are able to sustain a partial or total loss of principal; [][] seek to diversify their portfolio by gaining exposure to a variety of un- derlying asset classes; and [][] are  willing to accept an investment with a maximum payout at maturity.
  Leveraged performance investments may not be appropriate for investors who:
[][] want to avoid exposure to the credit risk of issuers of structured
investments; [][]want   to receive interest or dividend payments; [][] are
unwilling to accept a loss of any principal; or [][] are unwilling to accept an investment with a maximum payout at maturity.

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Overview of Access Investments

A[](ccess investments provide exposure)to the returns of a sector, asset class or investment strategy that may be difficult for certain investors to achieve via a direct investment. This type of payoff profile usually attempts to mirror the performance of the underlying asset(s) and can be tied to both positive and negative returns. For example, if you want exposure to a basket of currencies comprising the BRIC nations (Brazil, Russia, India and China), relative to the performance of the U.S. dollar, an access investment may be an appropriate choice.

  Alternatively, access investments may allow investors to take a view on an equity basket (e.g., exposure to the U.S. equity market, emerging markets and the Asian equity market). For example, with buffered performance securities, investors may realize a gain or a loss, depending on how the basket performs.
The following illustrations show the returns, at maturity, of a hypothetical buffered performance security where investors have 1:1 upside exposure in the positive performance of the equity basket but also have a buffer against loss of the first 10% decline in the value of the basket with 1:1 downside exposure
(losses) thereafter.

  Access investments may not be appropriate for investors who: [][]want to avoid exposure to the credit risk of issuers of structured investments;
[][]want to receive interest or dividend payments; or [][]desire uncapped returns, or returns that correspond to a direct investment in a single underlying asset.

Buffered Performance Securities Diagram

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INTRODUCTION TO STRUCTURED INVESTMENTS

Structured Investments and Your Portfolio

Morgan Stanley Wealth Management's Structured Investments team creates securities that are designed to meet a range of risk-return objectives. Whether you are a conservative, moderate or aggressive investor, structured investments may have a role in your portfolio. Our products may be broadly offered to a number of investors or they could be customized to meet your particular needs.*

* Customized Structured Investments are subject to minimum transaction sizes.

Structured Investments Product Suite

Market-Linked Notes and FDIC Insured Market-Linked Deposits	> Market-Linked Notes > FDIC Insured Market-Linked Contingent Annual Income Deposits
Partial Principal at Risk Securities	> Partial Principal at Risk Securities
Enhanced Yield Investments	> RevCons℠—Reverse Convertibles > Contingent Income Auto-Callable Securities > Range Accrual and Curve Accrual Notes
Leveraged Performance Investments	> Bull PLUS℠ > Bear Market PLUS℠ > Buffered PLUS℠ > Jump Securities
Access Investments	> Buffered Performance Securities > Participation Notes > Outperformance Notes

8 MORGAN STANLEY | 2013

Additional Resources and Risk Considerations

Y[](our Financial Advisors can pro-) vide you with detailed information about specific market-linked notes, FDIC insured market-linked deposits, partial principal at risk securities and enhanced yield, leveraged performance and access investments, as well as help you determine which offerings are best suited to help you achieve your financial objectives.

 Morgan[]Stanley Wealth Management also has other structured investment literature to help you make informed, educated decisions about the different products, including:

     [][]Leveraged Performance: PLUS(SM)

     [][]Investment Solutions: Currencies

  Inaddition,eachmonthMorganStanley Wealth Management produces its Client
Strategy Guide with information about our current offerings, and each structured investments offering has a complete prospectus with important information about its unique features and risks. You should carefully read the prospectus for any structured investment that you are considering purchasing, and you should be certain that you understand its features, payout scenarios and risks. risk considerations. An investment in structured investments involves a variety of risks. Structured investments may be linked to a wide variety of underlying assets, and each underlying asset will have its own unique set of risks and considerations. For

example, some underlying assets have significantly higher volatility or will be more complex than others. Before you invest in any structured investment, you should thoroughly review the relevant prospectus and related offering materials for a comprehensive description of the risks associated with the structured investment, including the risks related to the underlying asset(s) to which the structured investment is linked.

  The following are general risks applicable to most types of structured investments:Potential Loss of Principal

  Other than market-linked notes and deposits, structured investments differ from ordinary debt securities in that the issuer does not guarantee to pay the principal amount of the securities at maturity and may not pay any interest on the securities. Instead, at maturity, investors receive an amount in cash based on the performance of the underlying asset. This amount can be significantly less than the principal amount and, for some structured investments, may be zero.

Issuer Credit Risk

  All payments on structured investments are subject to the credit risk of the applicable issuer.

  Structured investments are typically issued as senior, unsecured debt of the issuer, and the issuer's credit ratings and credit spreads may adversely affect the market value of the structured investment. Investors are dependent on the applicable issuer's ability to pay periodic interest payments, if any, and all amounts due on the structured investment at maturity and therefore investors are subject to the credit risk of the applicable issuer and to changes in the market's view of the applicable issuer's credit risk. If the applicable issuer defaults on its obligations under the structured investment, the investor's investment would be at risk and an investor would likely lose some or all of its investment. Any decline in the applicable issuer's credit ratings or increase in the credit spreads charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the structured investment. Furthermore, unless issued as market-linked certificates of deposit, structured investments are not bank deposits and are not insured by the Federal Deposit Insurance Corporation (FDIC) or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Market Risk

  The price at which a particular structured investment may be sold prior to maturity will depend on a number of unpredictable factors and may be substantially less than the amount for which they were originally purchased.
Some of these factors include, but are not limited to: (i) changes in the level of the underlying asset or index, (ii) volatility of the underlying asset or index, (iii) the dividend rate on the underlying asset or index, if any, (iv)
changes in interest rates, (v) any actual or anticipated changes in the credit ratings of the applicable issuer or credit spreads charged by the market for taking the issuer's credit risk and

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introduction to structured investments

(vi) the time remaining to maturity. In addition, we expect that the secondary market prices of a structured investment will be adversely affected by the fact that the issue price of the securities includes the agent's commissions and expected profit. You may receive less, and possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.
Liquidity Risk

  There may be little or no secondary market for a particular structured investment and you should be prepared to hold your investments until maturity.
Structured investments sold through Morgan[]Stanley Wealth Management are generally not listed on any securities exchange. Issuers may, but are not obligated to, make a market in the structured investments. Even if there is a secondary market for a particular structured investment, it may not provide enough liquidity to allow you to trade or sell your structured investment easily. Because it is not expected that other broker-dealers will participate significantly in the secondary market for structured investments, the price at which you may be able to trade a structured investment is likely to depend on the price, if any, at which Morgan[]Stanley and Co. LLC (in the case of
Morgan[]Stanley-issued structured investments) or another broker-dealer affiliated with the particular issuer of the security is willing to transact.
If at any time such broker dealer were not to make a market in the structured investments, it is likely that there would be no secondary market for the structured investments.

  Past Performance Not Indicative of Future Results

  The historical performance of an underlying asset or reference index is not an indication of future performance. Historical performance of an underlying asset or reference index to which a specific structured investment is linked should not be taken as an indication of the future performance of the underlying asset or reference index during the term of the structured investment. Changes in the levels of the underlying asset or reference index will affect the trading price of the structured investment, but it is impossible to predict whether such levels will rise or fall.

  An Affiliate of the Issuer Will Make Determinations

  An affiliate of the issuer will determine the levels of the underlying asset or reference index, the payment at maturity and whether a market disruption event has occurred. Determinations made by such affiliate in its capacity as calculation agent, including with respect to the occurrence or nonoccurrence of market disruption events and the selection of a successor index or calculation of the value of any underlying asset in the event of a discontinuance of the relevant underlying asset, may affect the payout at maturity.

Hedging and Trading Activity

  Hedging and trading activity by the issuer and its subsidiaries and affiliates could potentially adversely affect the value of the structured investments. We expect that the calculation agent and its affiliates for a particular structured investment will carry out hedging activities related to that structured investment, including trading in the underlying asset, as well as in other instruments related to the underlying asset. The issuer's subsidiaries and affiliates may also trade in the underlying asset and other instruments related to the underlying asset on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the trade date and during the term of the structured investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

Commissions and Hedging Profits

  The inclusion of commissions and projected profit from hedging in the original issue price is likely to adversely affect secondary market prices of structured investments. Assuming no change in market conditions or any other relevant factors, the price, if any, at which Morgan[]Stanley and Co. LLC (in the case of Morgan[]Stanley-issued structured investments) or another broker-dealer with the particular issuer of the security is willing to purchase structured investments in secondary market transactions will likely be lower than the original issue price, since the original issue price includes, and secondary market prices are likely to exclude, commissions paid with respect to the structured investments, as well as the cost of hedging the applicable issuer's obligations under the structured investments. The cost of hedging includes the projected profit that the calculation agent and its affiliates may realize in consideration for assuming the risks inherent in managing the hedging transactions. In addition, any secondary market prices may differ from values determined by pricing models used by the market-maker as a result of dealer discounts, mark-ups or other transaction costs.

  There are risks associated with structured investments linked to the value of foreign equity securities.

  Structured investments linked to the value of foreign equity securities involve

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morgan stanley[] |[] 2013

risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the
United States Securities and Exchange Commission (the "Commission"), and
foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions.
  Structured investments linked to certain reference indices are subject to currency exchange risk.

  If the prices of the component securities are converted into U.S. dollars for purposes of calculating the value of the relevant reference index, holders of structured investments linked to such

reference index will be exposed to currency exchange rate risk with respect to each of the currencies represented in such reference index. An investor's net exposure will depend on the extent to which the currencies of the securities included in the reference index strengthen or weaken against the U.S. dollar and the relative weight of each of those securities within the overall reference index. If, taking into account such weighting, the dollar strengthens against the component currencies, the value of the reference index will be adversely affected and the payment at maturity of the structured investments may be reduced.

   Of particular importance to potential currency exchange risk are:
[][]existing and expected rates of inflation; [][]existing and expected interest rate levels; [][]the balance of payments; and [][]the extent of governmental surpluses or deficits in the countries represented in the reference index and the United States.

  All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of the countries represented in the reference index, the United States and other countries important to international trade and finance.

  With respect to any market-linked deposit offering, you can only count on
FDIC insurance to cover the deposit amount of each market-linked deposit and, if applicable, the minimum index interest.

  In the event that FDIC insurance payments become necessary for the market-linked deposit prior to the maturity date, the FDIC is only required to pay the deposit amount of the

market-linked deposit together with any accrued minimum index interest, if any, as prescribed by law, and subject to the applicable FDIC insurance limits. FDIC insurance is not available for any index interest if the applicable issuer fails prior to the maturity date, in the case of the market-linked deposit.
FDIC insurance is also not available for any secondary market premium paid by a depositor above the principal amount of a market-linked deposit. FDIC insurance is limited to $250,000 per depositor, per insured depository institution for each account ownership category. Except to the extent insured by the FDIC, the market-linked deposit is not otherwise insured by any governmental agency or instrumentality or any other person.

  General Risks Relating to Structured Investments Linked to Commodities
  The prices of the underlying commodity or underlying commodity index may change unpredictably, including by fluctuating significantly over short period, and may affect the value of structured investments linked to them in unforeseeable ways. Further, single commodity prices tend to be more volatile than, and may not correlate with, the prices of commodities generally.

  General Risks Relating to Structured Investments Linked to Currencies
  Structured investments linked to currencies are subject to currency exchange rate risk (including special risks specific to the relevant sovereign government and interventions in the currency market by the countries issuing currencies) and suspensions or disruptions of market trading in the relevant currency.

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Important Information and Qualifications

This material was prepared by sales, trading or other non-research personnel of
Morgan[]Stanley Smith[]Barney LLC (together with its affiliates hereinafter,
"Morgan[]Stanley Wealth Management," or "the firm"). This material was not produced by a research analyst of Morgan[]Stanley and Co. LLC or Morgan[]Stanley
Wealth Management, although it may refer to a Morgan[]Stanley and Co. LLC or
Morgan[]Stanley Wealth Management research analyst or report. Unless otherwise indicated, these views (if any) are the author's and may differ from those of the aforementioned research departments or others in the firms.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan[]Stanley
Japan Limited; in Hong Kong by Morgan[]Stanley Dean Witter Asia Limited; in
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the Monetary Authority of Singapore, which accepts responsibility for its
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67 003 734 576, a licensed dealer, which accepts responsibility for its
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company, which is supervised by the Spanish Securities Markets Commission
(CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan[]Stanley and Co. LLC, which accepts responsibility for its contents; and in the United
Kingdom, this publication is approved by Morgan[]Stanley and Co. International
PLC, solely for the purposes of section 21 of the Financial Services and
Markets Act 2000 and is distributed in the European Union by Morgan[]Stanley and
Co. International PLC, except as provided above. Private UK investors should obtain the advice of their Morgan[]Stanley and Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the
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warranties or representations of any kind relating to the accuracy,
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liability for any damages of any kind relating to such data.
Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although
Morgan[]Stanley believes that the expectations in such forward-looking statements are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan[]Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based.
Prices indicated are Morgan[]Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.
The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of

Morgan[]Stanley.

"PLUSSM" is a service mark of Morgan[]Stanley. iShares[R] is a registered mark of BlackRock Institutional Trust Company, N.A. "RevCon(SM)" is a service mark of Morgan[]Stanley.

Morgan[]Stanley has filed a registration statement (including a prospectus), and will file a pricing supplement, with the SEC for any offering to which this commu nication relates. Before you invest in any offering, you should read the prospectus in that registration statement, the applicable pricing supplement and other documents Morgan[]Stanley has filed with the SEC for more complete information about Morgan[]Stanley and that offering. These documents are available free of charge by visiting EDGAR on the SEC website at www.sec.gov.
Alternatively, Morgan[]Stanley, any underwriter or any dealer participating in any offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-584-6837.

[C] 2013 Morgan[]Stanley Smith[]Barney LLC. Member SIPC.[]

CRC498156[] CMS7174128[] CS 7592445[] 06/13